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                                                                   Exhibit 10.12

                           SECOND AMENDMENT TO LEASE



     THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made this 6th day of December, 1999 between PEREGRINE INVESTMENT PARTNERS-I, a Pennsylvania limited partnership ("Landlord") and ITXC Corp. ("Tenant").

                                  BACKGROUND
                                  ----------

     Landlord and Tenant are parties to a Lease dated February 28, 1998 as amended by First Amendment to lease ("First Amendment") dated April 16, 1999 (collectively, the "Lease") pursuant to which Landlord has agreed to lease and Tenant has agreed to rent certain First Floor Space situated in Arbor 600 (the "Building"), 600 College Road East, Princeton Forrestal Center, Plainsboro, New Jersey, as such space is more particularly described in the Lease. Under the First Amendment, the Premises was expanded to include the Expansion Space, as defined herein. Landlord and Tenant have agreed to further amend the Lease in accordance with the provisions set forth at length below.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, intending to be legally bound hereby, Landlord and Tenant agree as follows:

     1.  Defined Terms.  Except as otherwise expressly provided herein, the
         -------------
terms defined in the Lease shall have the same meanings in this Amendment as in the Lease.

     2.  Second Expansion Space.  Landlord agrees to make available for leasing
         ----------------------
and occupancy by Tenant no later than December 1, 1999 and Tenant agrees to rent from Landlord that portion of the Second Floor of the Building shown on Exhibit "A" as the "Second Expansion Space". Landlord shall deliver the Second Expansion Space in its "as is" condition.

     3.  Size and Tenant's Allocated Share of Premises.  The Premises shall be
         ---------------------------------------------
changed to include the Second Expansion Space whereupon the Rentable Area of the Premises shall be 28,423 square feet and Tenant's Allocated Share shall be 11.48%.

     4.  Term.  The Term of the Lease with respect to the Second Expansion Space
         ----
shall commence on the earlier of occupancy by Tenant or February 1, 2000 and shall expire on January 31, 2005 (the "Second Expansion Space Term").

     5.  Rent.  Throughout the Second Expansion Space Term, the Basic Rent for
         ----
the Premises shall be increased by $13,557.50 per month being calculated at the rate of $25.50 per rentable square foot per annum payable in accordance with the Lease and prorated for any partial month. Tenant electric and Additional Rent for the Expansion Space shall be payable
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in accordance with the provisions of the Lease throughout the Second Expansion
Space Term except the Base Year shall be calendar year 2000.

     6.  Tenant Fit Out Allowance.  Landlord shall reimburse Tenant for the
         ------------------------
costs of improvements made by Tenant to the Second Expansion Space up to a maximum of $47,850.00 within 30 days of receipt of applicable invoices evidencing the work.

     7.  Termination Right Amendment.  Tenant's right to terminate the Lease
         ---------------------------
with respect to the original Premises under paragraph 24(b), as amended in the First Amendment to Lease shall not apply to the Expansion Space or the Second Expansion Space.

     8.  Ratification.  Except as expressly amended herein, the terms and
         ------------
conditions of the Lease shall remain in full force and effect and Landlord and Tenant expressly ratify and confirm those terms and provisions.

     IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first above written.


                                 LANDLORD:

Witness/Attest:                  PEREGRINE INVESTMENT PARTNERS-I,
                                 A PENNSYLVANIA LIMITED PARTNERSHIP


_______________________________  By:  Berwind Realty Services, Inc.


                                 By: /s/
                                     ------------------------------------
                                     TENANT:


Witness/Attest:                  ITXC  CORP.



/s/ Debra L. Blanco              /s/Edward B. Jordan
----------------------------     ----------------------------------------

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                                   EXHIBIT A

                            Second Expansion Space

                                   [DIAGRAM]

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